pro January 2025 Larimar Therapeutics Corporate Deck Exhibit 99.1

This presentation contains forward-looking statements that are based on the beliefs and assumptions of Larimar Therapeutics, Inc. ( “Company”) and on information currently available to management. All statements contained in this presentation other than statements of historical fact are forward-looking statements, including but not limited to Larimar’s ability to develop and commercialize nomlabofusp (CTI-1601) and other planned product candidates, Larimar’s planned research and development efforts, including the timing of its nomlabofusp clinical trials and non-clinical investigations and overall development plan expectations with respect to the FDA START pilot program, interactions with FDA, expectations regarding potential for accelerated approval or accelerated access and time to market and other matters regarding Larimar’s business strategies, ability to raise capital, use of capital, results of operations and financial position, and plans and objectives for future operations. In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors include, among others, the success, cost and timing of Larimar’s product development activities, nonclinical studies and clinical trials, including nomlabofusp clinical milestones and continued interactions with the FDA; that preliminary clinical trial results may differ from final clinical trial results, that earlier non-clinical and clinical data and testing of nomlabofusp may not be predictive of the results or success of later non-clinical or clinical trials, and assessments; that the FDA may not ultimately agree with Larimar’s nomlabofusp development strategy; the potential impact of public health crises on Larimar’s future clinical trials, manufacturing, regulatory, nonclinical study timelines and operations, and general economic conditions; Larimar’s ability and the ability of third-party manufacturers Larimar engages, to optimize and scale nomlabofusp’s manufacturing process; Larimar’s ability to obtain regulatory approvals for nomlabofusp and future product candidates; Larimar’s ability to develop sales and marketing capabilities, whether alone or with potential future collaborators, and to successfully commercialize any approved product candidates; Larimar’s ability to raise the necessary capital to conduct its product development activities; and other risks described in the filings made by Larimar with the Securities and Exchange Commission (SEC), including but not limited to Larimar’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the SEC and available at www.sec.gov. These forward-looking statements are based on a combination of facts and factors currently known by Larimar and its projections of the future, about which it cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this presentation represent Larimar’s management’s views only as of the date hereof. Larimar undertakes no obligation to update any forward-looking statements for any reason, except as required by law. Forward-Looking Statements

Clinical-Stage Novel Protein Replacement Therapy Platform

Potential first therapy to systemically address route cause of FA	Lead candidate nomlabofusp (CTI-1601) is a recombinant fusion protein designed to directly address frataxin deficiency in patients with Friedreich's ataxia (FA) by delivering the protein to mitochondria. Granted Orphan Drug (US & EU), Rare Pediatric Disease (US), Fast Track (US), PRIME (EU) and ILAP (UK-MHRA) designations. Selected by FDA to participate in its START pilot program
Consistent Phase 1 and Phase 2 findings	Nomlabofusp was generally well tolerated and demonstrated dose-dependent increases in frataxin (FXN) levels from baseline in skin and buccal cells in completed studies
Positive initial data from long-term OLE study	Daily nomlabofusp 25 mg increased and maintained tissue FXN over time, increasing from a mean of 15% of HV at baseline to 30% of HV at Day 90 in buccal cells and from 16% of HV at baseline to 72% of HV at Day 90 in skin cells Early trends towards improvements across multiple clinical outcomes at Day 90 Increased dose to 50 mg in current participants and starting newly enrolled participants on 50 mg in long-term OLE study with 50 mg data expected mid-2025
Advancing clinical program	Screening of adolescents with FA ongoing in pediatric PK run-in study with dosing expected to begin in early 2025; adolescents completing study will transition into OLE after assessment of safety and PK data Initiation of global confirmatory/registration study on track for mid-2025
Pursuing accelerated approval with FDA	FDA acknowledgement that FXN deficiency appears to be critical to the pathogenic mechanism of FA, and that there continues to be an unmet need for treatments that address the underlying disease pathophysiology. Discussions to support an accelerated approval pathway are ongoing. BLA submission targeted for 2H 2025

Larimar Therapeutics

Approximately $204 million in cash and investments @ 9/30/24, providing projected cash runway into Q2 2026

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HV: Healthy Volunteers

2015 2020 2030 2035 2040 2045 2050 2055 2010 2025 Nomlabofusp Composition of Matter and Methods of Treatment US 11,459,363 (Exclusive license from Indiana University) US continuation and foreign applications pending Expiration July 2040 Composition of Matter Patent Larimar Technology is Supported by a Strong IP Portfolio Granted nomlabofusp (CTI-1601) composition of matter patent extends into 2040 Additional nomlabofusp IP protection US and foreign pending applications cover key biomarkers, analytical tools and methods of treatment for additional disease indications for nomlabofusp Nomlabofusp should be eligible for 12 years of market exclusivity upon approval in the US (independent of patents) and at least 10 years of market exclusivity upon approval in EU (independent of patents) Platform Applications Formulation and Methods of Quantifying Nomlabofusp Platform Technology: Molecules for Protein Delivery US 11,891,420 US continuations and foreign applications pending Pharmaceutical Compositions Comprising Nomlabofusp US 2022-0193190 US and foreign applications pending Methods of Quantifying Nomlabofusp US 2022-0276258 US and foreign applications pending Est. Expiration December 2041 Est. Expiration July 2040 Expiration August 2041 (with PTA) Pending Granted

Friedreich’s Ataxia (FA): A rare and progressive disease



Genetic defect on both alleles lowers frataxin levels

Most patients with FA only produce ~20-40% of normal frataxin levels depending on the tissue, sampling technique, and assay considered*

Affects ~20,000 patients globally

~5,000 patients in the U.S., with most remaining patients in Europe
~70% of patients present before age 14

Progressive disease

Initial symptoms include unsteady posture and frequent falling, and patients are eventually confined to a wheelchair
Life expectancy of 30-50 years with an early death usually caused by heart disease

No approved therapies increase frataxin levels

Only treatment approved for FA does not address frataxin deficiency

Larimar Therapeutics

* E.C. Deutsch et al. Molecular Genetics and Metabolism 101 (2010) 238–245.

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Nomlabofusp is Designed to Deliver Additional Frataxin The presence of the cleavage site allows the CPP and MTS to be removed by mitochondrial processing peptidase to produce mature human FXN in the mitochondria STRUCTURE OF ENDOGENOUS FXN STRUCTURE OF NOMLABOFUSP Cleavage by mitochondrial processing peptidase (MPP) at this site produces mature human FXN in mitochondria Mitochondrial Targeting Sequence (MTS) Mature Human FXN Cleavage by mitochondrial processing peptidase (MPP) at this site produces mature human FXN in mitochondria Mature Human FXN Cell Penetrating Peptide (CPP) Mitochondrial Targeting Sequence (MTS) Nomlabofusp (CTI-1601) maintains the cleavage site between the MTS and mature human frataxin (FXN)

FXN Levels Predict Disease Progression in FA

Lower FXN levels are associated with earlier onset of disease, faster rate of disease progression, and shorter time to loss of ambulation

Median Age of Onset and Rate of Disease Progression in Relation to FXN Levels

FXN Level* (% of Normal Level)	**Age of Onset** (Years)	**FARS**** (Change/Year)
11.2	7	2.9
22.0	11	2.1
31.0	16	2.0
48.7	19	1.6

Adapted from H.L.Plasterer et al. PLoS ONE 2013 8(5):e63958

Median Age of Onset Predicts Time to Loss of Ambulation

Age of Onset (Years)	**Median Time to Loss of Ambulation** (Years)
< 15	11.5
15 to 24	18.3
> 24	23.5

Adapted from C. Rummey et al. EClinicalMedicine. 2020 18:100213

Larimar Therapeutics

*FXN levels measured in peripheral blood mononuclear cells (PBMCs). FXN levels as measured by % of normal demonstrated to be equivalent in PBMCs, buccal cells, and whole blood.
**FARS: Friedreich's ataxia rating score, measures disease progression with a higher score indicating a greater level of disability.

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Completed Ph 2 Dose Exploration Study (25 & 50 mg Cohorts)

Goal: Further characterize PK/PD and assess safety to inform long-term dose and dose regimen

28-day Treatment Period - nomlabofusp (CTI-1601) or placebo

1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28

= Subcutaneous administration of nomlabofusp (CTI-1601) or placebo (days 1–14, 16, 18, 20, 22, 24, 26, 28)

= No Administration (days 15, 17, 19, 21, 23, 25, 27)

Study Details	
Population	Ambulatory and non-ambulatory Friedreich's ataxia patients ≥18 years of age Nomlabofusp (CTI-1601) treatment naïve or participated (if eligible) in a previous Larimar study
Dose	**Cohort 1:** 25 mg **Cohort 2:** 50 mg
Key Endpoints	Frataxin levels in peripheral tissue, PK, safety and tolerability; other exploratory endpoints include lipids and gene expression levels
Number of Patients	**Cohort 1:** Enrolled 13 participants (9 on nomlabofusp; 4 on placebo) **Cohort 2:** Enrolled 15 participants (10 on nomlabofusp; 5 on placebo)
Key Results	Generally well tolerated; most common adverse events were mild and moderate injection site reactions Dose dependent increases of frataxin levels in tissues tested (skin and buccal cells) Baseline FXN levels in skin cells in the 50 mg cohort were < 17% of the average of healthy volunteers. After daily dosing for 14 days, FXN levels increased to 33% to 59% of the average of the healthy volunteers

Larimar Therapeutics

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Dose-Dependent Increase in FXN Levels in Skin Cells Skin Cells FXN Levels* Change from Baseline** FXN Levels* in Skin Cells Change from Baseline at Day 14 Participants dosed daily for 14 days, then every other day until day 28 *FXN levels measured via detection of peptide derived from mature FXN; FXN concentrations are normalized to total cellular protein content in each sample. Data represent median and 25th and 75th percentiles. Only participants with quantifiable levels at both baseline and Day 14 are included in the figures. **Median baseline FXN levels in patients were 3.5 pg/µg for the placebo, 3.7 pg/µg for the 25 mg cohort and 2.1 pg/µg for the 50 mg cohort. Placebo 25 mg cohort 50 mg cohort Placebo 25 mg cohort 50 mg cohort Day 14 (QD, 1-14) Day 28 (QOD, 15-28)

Dose-Dependent Increase in FXN Levels in Buccal Cells Buccal Cells FXN Levels* Change from Baseline** FXN Levels* in Buccal Cells Change from Baseline at Day 14 Participants dosed daily for 14 days, then every other day until day 28 *FXN levels measured via detection of peptide derived from mature FXN; FXN concentrations are normalized to total cellular protein content in each sample. Data represent median and 25th and 75th percentiles. Only participants with quantifiable levels at both baseline and Day 14 are included in the figures. **Median baseline FXN level in patients were 2.1 pg/µg for the placebo, 1.8 pg/µg for the 25 mg cohort and 1.6 pg/µg for the 50 mg cohort. Placebo 25 mg cohort 50 mg cohort Placebo 25 mg cohort 50 mg cohort Day 14 (QD, 1-14) Day 28 (QOD, 15-28)

Skin Cell FXN Levels Achieve Higher % of Healthy Volunteers* Following 14 days of Daily Nomlabofusp Only participants with quantifiable levels at baseline and day 14 are included in the figures. *% of healthy volunteer FXN level is calculated by dividing each participant's FXN level by the average FXN level (16.34 pg/µg) from the noninterventional healthy volunteer study (N=60). 25 mg of Nomlabofusp 50 mg of Nomlabofusp Baseline FXN levels as a % of average FXN level in healthy volunteers FXN levels increased from baseline and reached > 50% of average FXN level in healthy volunteers FXN levels increased from baseline and reached 25% to < 50% of average FXN level in healthy volunteers % of healthy volunteer FXN level % of healthy volunteer FXN level

Buccal Cell FXN Levels Achieve Higher % of Healthy Volunteers* Following 14 days of Daily Nomlabofusp Only participants with quantifiable levels at baseline and day 14 are included in the figures. *% of healthy volunteer FXN level is calculated by dividing each participant's FXN level by the average FXN level (8.24 pg/µg) from Larimar’s noninterventional healthy volunteer study (N=60). 50 mg of Nomlabofusp Baseline FXN levels as a % of average FXN level in healthy volunteers FXN levels increased from baseline and reached 25% to < 50% of average FXN level in healthy volunteers 25 mg of Nomlabofusp % of healthy volunteer FXN level % of healthy volunteer FXN level

Gene Expression and Lipid Data Presented at the International Congress for Ataxia Research, November 2024

Increase Towards Normal Gene Expression in Adults with FA* Observed After Nomlabofusp Treatment Select Baseline Gene Expression Patients with FA* vs. Healthy Volunteers (HV)** Post-treatment Changes in Gene Expression From Baseline Data presented at the International Congress for Ataxia Research, November 2024 *Samples from Phase 2 dose exploration study evaluating nomlabofusp 25 mg (Cohort 1) and 50 mg (Cohort 2) or placebo via subcutaneous injection daily for 14 days followed by alternate day administration for 14 days. Buccal samples were collected before, during, and after treatment for gene expression profiling **Data from Larimar’s non-interventional healthy volunteer study No different than HV

Decrease Towards Normal Lipid Profiles in Adults with FA* Observed After Nomlabofusp Treatment *Samples from Phase 2 dose exploration study evaluating nomlabofusp 25 mg (Cohort 1) and 50 mg (Cohort 2) or placebo via subcutaneous injection daily for 14 days followed by alternate day administration for 14 days. Plasma samples were collected before, during, and after treatment for lipid profiling. Healthy volunteer (HV) data is from Larimar’s non-interventional HV study Select Baseline Triglyceride (TG) Profiles Post-Treatment TG Profiles (D28) Data presented at the International Congress for Ataxia Research, November 2024

Nomlabofusp Long-term Open Label Extension Study

Open-label Extension: 25 mg Completed, Increasing to 50 mg Daily

Key Eligibility Criteria

Previous participation in Phase 1 or Phase 2 trials

Daily subcutaneous injections self-administered or by a caregiver

25 mg nomlabofusp

50 mg nomlabofusp

- All 7 sites activated and enrolling
- Following assessment of safety and PK data of each cohort in the PK run-in study, adolescents (12-17 yrs) and children (2-11 yrs) will be eligible to screen for the OLE

Key Study Objectives

- Safety and tolerability
- Long-term PK
- Tissue FXN concentrations
- Clinical efficacy measures compared to FACOMS* database once enrollment is complete

Long-term data from 50 mg dose expected mid-2025

Screening Period ≤ 42 days** → Treatment Period Planned for ≥ 1 year → Potential extensions

*FACOMS: Friedreich's Ataxia Clinical Outcome Measures Study.
**Estimated screening period may be extended for those study participants who have not been on a stable regimen of omaveloxolone for at least six months.

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Positive Initial Data from Long-Term OLE Study in FA FA: Friedreich’s ataxia; OLE: Open-label extension; HV: Healthy volunteers; FXN: Frataxin Daily 25 mg nomlabofusp administered in 14 participants for up to 260 days Generally well tolerated for over 8 months SAEs occurred in two study participants that resolved in 24 hours Most common AEs were mild injection site reactions Generally well-tolerated with long-term daily administration Tissue FXN levels showed mean change from baseline of 1.32 pg/μg in buccal cells and 9.28 pg/μg in skin cells at Day 90 Increased from a mean of 15% of HV at baseline to 30% of HV in buccal cells and from 16% of HV to 72% of HV in skin cells at Day 90 Tissue FXN levels appear to reach steady state levels by Day 30 in buccal cells 25 mg daily increased and maintained tissue FXN levels over time Rapidly absorbed after subcutaneous administration Reached steady state levels in plasma by Day 30 with no further accumulation Pharmacokinetic profile consistent with Phase 1 and Phase 2 studies Predictable long-term pharmacokinetics Early trends in mFARS, FARS-ADL, Modified Fatigue Impact Scale and 9 Hole Peg Test support the potential that daily nomlabofusp may lead to clinical benefit in patients with FA Early trends of improvement observed in clinical outcomes at Day 90

Increased FXN Levels in Skin Cells Sustained Over Time Skin Cells - Absolute FXN Levels Participants dosed daily with 25 mg nomlabofusp for up to 90 days Skin Cells - FXN Levels Change from Baseline FXN levels measured via detection of peptide derived from mature FXN; FXN concentrations are normalized to total cellular protein content in each sample. Data represent median and 25th and 75th percentiles. Only participants with quantifiable levels at all measurement points are included in the figures. 50% of normal healthy volunteer (NHV) FXN level is 8.17pg/µg from the noninterventional healthy volunteer study (N=60).

Increased FXN Levels in Buccal Cells Sustained Over Time Participants dosed daily with 25 mg nomlabofusp for up to 90 days and reached steady state by 30 days Buccal Cells - Absolute FXN Levels Buccal Cells - FXN Levels Change from Baseline FXN levels measured via detection of peptide derived from mature FXN; FXN concentrations are normalized to total cellular protein content in each sample. Data represent median and 25th and 75th percentiles. Only participants with quantifiable levels at all measurement points are included in the figures. 50% of normal healthy volunteer (NHV) FXN level is 4.12 pg/µg from the noninterventional healthy volunteer study (N=60).

Open Label Extension Buccal FXN levels (pg/μg) Skin FXN levels (pg/μg) n Median Mean n Median Mean Baseline 11 1.13 1.19 8 2.41 2.60 Day 30 11 2.08 3.62 8 5.34 7.45 Change from Baseline 11 0.58 2.43 8 2.42 4.85 Day 60 9 2.46 2.41 Change from Baseline 9 0.53 1.13 Day 90 6 1.89 2.48 5 7.65 11.73 Change from Baseline 6 1.01 1.32 5 4.89 9.28 Observed Increases in Tissue FXN Levels in OLE Are Comparable to the Phase 2 Dose Exploration Study Absolute tissue FXN levels and increases from baseline after 25 mg nomlabofusp daily over time Skin samples not collected at Day 60 per study protocol Only participants with quantifiable levels at each measurement point are included in the tables Phase 2 Dose Exploration Buccal FXN levels (pg/μg) Skin FXN levels (pg/μg) n Median Mean n Median Mean Baseline 7 1.78 1.80 7 3.70 3.38 Day 14 7 2.24 2.22 7 5.53 6.4 Change from Baseline 7 0.56 0.42 7 2.81 3.02

Tissue FXN Levels are Higher as a % of Healthy Volunteers at Day 90 30% at Day 90 (18.68 min, 53.18 max) 15% at baseline (5.30 min, 26.67 max) Mean % of healthy volunteers Buccal FXN Levels 72% at Day 90 (43.86 min, 160.61 max) 16% at baseline (9.33 min, 24.48 max) Skin FXN Levels Mean % of healthy volunteers Only participants with quantifiable levels at each measurement point are included in the tables Mean % of healthy volunteers is the mean of all the participants FXN levels relative to the mean FXN levels in skin cells (16.34 pg/µg) and in buccal cells (8.24 pg/µg) from the noninterventional healthy volunteer study (N=60).

Observed Trends Towards Improvement in Clinical Outcomes at Day 90 After Daily 25 mg Nomlabofusp Visit Statistic mFARS 93-Point Scale FARS-ADL 36-Point Scale Modified Fatigue Impact Scale 84-Point Scale 9 Hole Peg Test Dominant Hand Time (Seconds) N = 8 N = 8 N = 8 N = 8 Baseline Mean (SD) 55.81 (13.296) 18.13 (6.064) 27.1 (14.23) 130.91 (99.366) Median (IQR) 53.5 (47.5, 68.3) 17.0 (12.8, 23.8) 29.5 (18, 38) 89.5 (48.7, 227.8) (Min, Max) (35.0, 73.0) (11.0, 27.0) (2, 45) (38.0, 277.3) Day 90 Mean (SD) 55.13 (14.829) 15.88 (6.249) 18.5 (15.68) 113.11 (95.586) Median (IQR) 53.3 (43.8, 66.0) 14.8 (11.0, 21.3) 17.0 (5, 32) 67.15 (48.4, 176.7) (Min, Max) (35.3, 79.5) (8.0, 25.0) (0, 42) (33.50, 287.00) Change from Baseline at Day 90 Mean (SD) -0.69 (3.983) -2.25 (3.082) -8.6 (12.24) -17.79 (27.450) Median (IQR) -1.17 (-3.8, 1.2) -2.25 (-3.8, 0.3) -3.5 (-19, -3) -9.00 (-32.0, 1.7) (Min, Max) (-5.0, 7.0) (-8.0, 1.5) (-28, 9) (-73.5, 9.8) Timed 25-Foot Walk is not presented due to participants’ ambulatory status

Nomlabofusp: Predictable Long-Term Pharmacokinetics Rapid absorption after subcutaneous administration 1 2 Nomlabofusp reached steady state in plasma by Day 30 with no further accumulation 3 Pharmacokinetic profile consistent with Phase 1 and Phase 2 studies

14 participants with FA were included in the safety data OLE Study: Nomlabofusp 25 mg Daily is Generally Well-Tolerated for Up to 260 Days One additional participant started dosing after the data cut and one additional participant is scheduled for dosing before year-end 2024 Two participants withdrew for non-treatment related reasons Two participants had serious adverse events that resolved within 24 hours and withdrew from the study Events were reviewed by Data Monitoring Committee and submitted to FDA and study is continuing as planned Most common adverse events (AEs) were injection site reactions (ISRs) which were mild, brief in duration and self limited No study discontinuations due to ISRs and all resolved Increasing nomlabofusp dose to 50 mg in participants already enrolled and starting newly enrolled participants on 50 mg daily

Totality of Data to Date Supports that Nomlabofusp has the Potential to Slow Disease Progression FDA alignment that FXN deficiency appears to be the pathogenic mechanism of FA Dose dependent increases in FXN levels that were maintained over time Addresses underlying deficiency Displays functional activity Early trend in clinical benefit Trends in modified gene expression and lipid profile changes towards values seen in healthy controls Data suggest nomlabofusp may positively affect downstream metabolic pathways disrupted in FA Trends towards improvement observed in multiple clinical outcome measures Potential to benefit ambulatory and non-ambulatory patients with FA

Nomlabofusp Clinical Development Program Planned global double-blind placebo-controlled confirmatory/registration study on track to initiate mid- 2025* Pediatric PK run-in study initiated in adolescents (12-17 yrs), followed by children (2-11 yrs) in 1H 2025 Intend to pursue accelerated approval pathway with potential BLA submission targeted for 2H 2025 Selected by FDA to participate in its START pilot program *Company is advancing discussions with regulators and investigators outside the U.S. to expand clinical program to international geographies. **Company advancing discussions with FDA on the potential use of FXN levels to support accelerated approval. Ongoing open-label extension study with 50 mg daily dosing for eligible patients who participated in Phase 1 and/or dose exploration studies OLE BLA submission targeted for 2H 2025** Participants completing the PK run-in study eligible to transition into OLE after assessment of safety and PK data from each cohort Long-term data from 50 mg dose expected mid-2025

Updates for Nomlabofusp Development Program*

OLE Study	Pediatric PK Run-In Study	Global Confirmatory/ Registration Study	BLA Submission/ Accelerated Approval
Six participants receiving 50 mg daily as of 12/16/24 Increasing dose in other enrolled participants All newly enrolled participants starting at 50 mg daily Long-term 50 mg data expected mid-2025	Screening ongoing in adolescents (12-17 yrs) Dosing expected to initiate in early 2025 at weight-based dose equivalent dose of adult 50 mg dose Children (2-11 yrs) to begin enrollment in 1H 2025	Identifying global sites in US, EU, UK, Australia and Canada Finalizing protocol based on advice from global regulatory agencies Initiation on track for mid-2025	Advancing discussions with FDA on data package required for FXN as a surrogate endpoint Advancing discussions with FDA on the amount of the required safety data BLA submission targeted for 2H 2025

Larimar Therapeutics

*Approximately $204 Million in cash @ 9/30/24, providing projected cash runway into Q2 2026

FA: Friedreich's ataxia; OLE: Open-label extension; BLA: Biologics License Application

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Q1 2025: Dose adolescents (ages 12-17 years old) in pediatric run-in study 1H 2025: Initiate PK run-in study in children (ages 2-11 years old) Mid 2025: Initiate global confirmatory/registration study Mid 2025: Data from 50 mg dose in OLE study 2H 2025: BLA submission; intend to pursue accelerated approval 2025 Milestones OLE Supports Potential of Nomlabofusp Nomlabofusp was generally well tolerated at doses administered up to 260 days Tissue FXN levels showed mean change from baseline of 1.32 pg/μg in buccal cells and 9.28 pg/μg in skin cells at Day 90 Daily nomlabofusp 25 mg increased and maintained tissue FXN over time, increasing from a mean of 15% of HV at baseline to 30% of HV at Day 90 in buccal cells and from 16% of HV at baseline to 72% of HV at Day 90 in skin cells Early trends towards improvements across multiple clinical outcomes at Day 90, supporting potential clinical benefit Increasing dose to 50 mg in OLE study with 6 participants administered 50 mg as of 12/16/24 Screening adolescents for pediatric PK run-in study Evaluating global clinical sites for planned registration/confirmatory study Selected by FDA to participate in its START pilot program Ongoing discussions with FDA regarding use of FXN as a surrogate endpoint to support accelerated approval pathway Positive Long-term OLE Data and Advancing Dose to 50 mg Clinical & Regulatory Updates

Appendix Larimar Therapeutics

Nomlabofusp is a Competitively Differentiated Treatment Approach* *Competitive landscape focuses on clinical-stage, industry-sponsored programs from public companies Acquisition supports the robust market potential for FA treatments Nomlabofusp is a potential first-and-only protein replacement therapy designed to address the underlying cause of FA $7.3B Approach Product Company Mechanism of Action Clinical Status Protein replacement Nomlabofusp (CTI-1601) Larimar Frataxin Protein Replacement Phase II Mitochondrial Oxidative Stress Modifier Omaveloxolone (SKYCLARYS™) Biogen Nrf2 Activator Approved (US and EU) Vatiquinone PTC Therapeutics 15-Lipoxygenase Inhibitor Phase III Gene Expression Regulator DT-216P2 (new formulation) Design Therapeutics GeneTAC Pre-clinical Gene Therapy LX2006 Lexeo Therapeutics Frataxin Gene Replacement Phase I/II

Mitochondrial Localization and Preclinical Data

Nomlabofusp Transduction of Cells In Vitro Leads to hFXN Located in Mitochondria


FXN staining
TOMM20 (mitochondria) staining
FXN co-localizes with TOMM20
FXN DAPI
TOMM20 DAPI
FXN TOMM20 DAPI

- Rat cardiomyocytes (H9C2) were transduced with nomlabofusp
- Cells were fixed and analyzed by immunofluorescence microscopy to detect the presence of human frataxin (hFXN) and TOMM20 (a mitochondrial outer membrane protein)
- Nuclei were stained with DAPI

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Nomlabofusp Extends Survival in FXN-deficient KO Mice Median survival of MCK-Cre FXN-KO mice 166 days (nomlabofusp) vs. 98 days (Vehicle) Nomlabofusp administered 10 mg/kg SC every other day Survival beyond vehicle mean (107.5 days) 87.5% (nomlabofusp) vs. 33% (Vehicle) Demonstrates that nomlabofusp is capable of delivering sufficient amounts of FXN to mitochondria Days Percent Survival Nomlabofusp (CTI-1601) rescues a severe disease phenotype in a well-characterized cardiac mouse model of FA P=0.0001 Initial proof-of-concept for FXN replacement therapy in cardiac mouse model of FA

Nomlabofusp Prevents Development of Ataxic Gait in Neurologic KO Mouse Model hFXN replacement with nomlabofusp prevents development of ataxic gait Nomlabofusp-treated mice survive longer than untreated mice Human frataxin present in brain, dorsal root ganglia and spinal cord demonstrating central nervous system penetration In-Vivo Efficacy Data in Pvalb-Cre FXN-KO Mouse Model Single dose level: 10 mg/kg nomlabofusp or vehicle given intraperitoneally three times per week

Nomlabofusp Delivers hFXN to Mitochondria and Restores SDH Activity in KO Mice Mitochondria hFXN concentration increases dose-dependently Given subcutaneously, nomlabofusp functionally replaces hFXN in mitochondria of KO mice MPK = mg/kg MPK = mg/kg Mitochondrial FXN (Heart) SDH Activity (Muscle) Succinate dehydrogenase (SDH) activity, which is indicative of mitochondrial function, increases in a dose-dependent manner after administration of nomlabofusp; activity plateaus at 30 mg/kg and is equivalent to activity in wild type Study Design – Cardiac and skeletal muscle FXN knockout mice (MCK-CRE) were treated at varying SQ doses of nomlabofusp every other day for two weeks at Jackson Laboratories (Bar Harbor, ME). After dosing, animals were sacrificed, and heart and skeletal muscle were evaluated for hFXN concentration in mitochondrial extracts and SDH activity was assessed.

Nomlabofusp Prevents Left Ventricle Dilation in KO Mice

Study Design – Cardiac and skeletal muscle FXN knockout mice (MCK-CRE) were treated at 10 mg/kg every other day at Jackson Laboratories (Bar Harbor, ME). Echocardiograms were performed pre-dose and post dose.

Left Ventricle Internal Diameter (Systole) | **Left Ventricle Volume (Systole)**



Diameter (mm)
5
4
3
2
1
0
0
2
4
6
8
10
Age in Weeks
****
KO: CTI-1601
KO: Vehicle
Wild-type: Vehicle
Volume (µL)
100
80
60
40
20
0
0
2
4
6
8
10
Age in Weeks
****

Left ventricular (LV) volume increases in systole in untreated mice by 8 weeks (after 4 weeks of dosing with vehicle), but remains similar to wildtype when treated with nomlabofusp (10 mg/kg every other day)

Nomlabofusp-treated mice have similar LV volume as wild type; echocardiogram shows significant differences between vehicle and nomlabofusp treated (10 mg/kg every other day) KO mice

Larimar Therapeutics

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Nomlabofusp Preserves Left Ventricle Function in KO Mice

Study Design – Cardiac and skeletal muscle FXN knockout mice (MCK-CRE) were treated at 10 mg/kg every other day at Jackson Laboratories (Bar Harbor, ME). Echocardiograms were performed pre-dose and post dose.

Left Ventricle Ejection Function



80
60
40
20
0
Percent Change
*
****
0
2
4
6
8
10
Age in Weeks
KO: CTI-1601
KO: Vehicle
Wild-type: Vehicle

Left Ventricle Fractional Shortening



50
40
30
20
10
0
Percent Change
**
****
0
2
4
6
8
10
Age in Weeks

Left ventricular (LV) function drops significantly in vehicle treated mice by Week 8

Nomlabofusp-treated (10 mg/kg every other day) mice have similar LV function as wildtype; echocardiogram shows significant differences between vehicle and nomlabofusp treated KO mice

Larimar Therapeutics

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Phase 1 Clinical Data

CTI-1601: Phase 1 Clinical Program in Patients with FA Phase 1 Development Plan Two double-blind, placebo-controlled dosing trials in patients with FA Patient dosing began December 2019 Safety Review Committee assessed all blinded data between each cohort to ensure patient safety Number of subjects: 28 Dose levels: 25 mg, 50 mg, 75 mg and 100 mg (subcutaneous administration) Treatment Duration: 1 day 1º Endpoint: Safety and tolerability 2º Endpoints: PK; PD; FXN levels; multiple exploratory Status: Complete Single Ascending Dose (SAD) Number of Subjects: 27 Dose Range: 25 mg, 50 mg, 100 mg (subcutaneous administration) Treatment Regimen: Multiple increasing doses administered subcutaneously over 13 days 1º Endpoint: Safety and tolerability 2º Endpoints: PK; PD; FXN levels (buccal cells, platelets, optional skin biopsies); multiple exploratory Status: Complete Multiple Ascending Dose (MAD) Eligible patients from SAD trial could enroll in MAD trial Program consisted of double-blind, placebo controlled single- and multiple-ascending dose trials

Completed Phase 1 Multiple Ascending Dose Study Treatment Schedules for Each Cohort- nomlabofusp (CTI-1601) or placebo 13-day Treatment Period Cohort 2 (50 mg; n = 9) 2 3 4 5 1 6 7 8 9 10 11 12 13 14 = Administration of nomlabofusp or placebo = No Administration 13-day Treatment Period Cohort 1 (25 mg; n = 8) 2 3 4 5 1 6 7 8 9 10 11 12 13 14 = Administration of nomlabofusp or placebo = No Administration 13-day Treatment Period Cohort 3 (100 mg n = 10) 2 3 4 5 1 6 7 8 9 10 11 12 13 14 = Administration of nomlabofusp or placebo = No Administration FXN Level Sampling Days Presented for Each Cohort Cohort 1 Sampling Days Buccal Cells Baseline, Day 4, Day 13 Skin Baseline, Day 13 Platelets Baseline, Day 4, Day 13 Cohort 2 Sampling Days Buccal Cells Baseline, Day 7, Day 13 Skin Baseline, Day 13 Platelets Baseline, Day 7, Day 13 Cohort 3 Sampling Days Buccal Cells Baseline, Day 7, Day 13 Skin Baseline, Day 13 Platelets Baseline, Day 7, Day 13

Dose Dependent Increases in FXN Levels Observed in Skin and Buccal Cells in Phase 1 *FXN levels measured via detection of peptide derived from mature FXN; FXN concentrations are normalized to total cellular protein content in each sample; Data represent median and 25th and 75th percentiles; FXN levels from Day 4, & Day 13 measurements are shown for data derived from the 25 mg cohort; FXN levels from Day 7 & Day 13 measurements are shown for data derived from the 50 & 100 mg cohorts; FXN* Change from Baseline By Dose Group (Skin Cells) FXN* Change from Baseline By Dose Group (Buccal Cells) Placebo: Participants randomized to placebo in each cohort 25 mg: Dosed daily for 4 days, every third day thereafter 50 mg: Dosed daily for 7 days, every other day thereafter 100 mg: Dosed daily for 13 days

MAD Trial Patient Demographics Parameter Statistic All placebo (n=7) 25 mg CTI-1601 (n=6) 50 mg CTI-1601 (n=7) 100 mg CTI-1601 (n=7) All CTI-1601 (n=20) Overall (n=27) Sex Male n (%) 5 (71.4) 3 (50.0) 4 (57.1) 3 (42.9) 10 (50.0) 15 (55.6) Female n (%) 2 (28.6) 3 (50.0) 3 (42.9) 4 (57.1) 10 (50.0) 12 (44.4) Age (years) Mean 25.7 39.7 34.7 28.0 33.9 31.7 SD 6.37 16.59 9.03 8.96 12.13 11.40 Median 23 37 36 24 34 28 Min, Max 20,36 21,65 19,47 20,44 19,65 19,65 Race White n (%) 6 (85.7) 6 (100.0) 6 (85.7) 6 (85.7) 18 (90.0) 24 (88.9) Asian n (%) 0 0 1 (14.3) 1 (14.3) 2 (10.0) 2 (7.4) American Indian n (%) 1 (14.3) 0 0 0 0 1 (3.7) Ethnicity Hispanic/Latino n (%) 2 (28.6) 0 0 0 0 2 (7.4) Not Hispanic/Latino n (%) 5 (71.4) 6 (100.0) 7 (100.0) 7 (100.0) 20 (100.0) 25 (92.6) SD: Standard deviation

MAD Trial Patient Disease Characteristics Parameter Statistic All placebo (n=7) 25 mg CTI-1601 (n=6) 50 mg CTI-1601 (n=7) 100 mg CTI-1601 (n=7) All CTI-1601 (n=20) Overall (n=27) Age at Symptom Onset Mean 14.1 24.0 19.3 11.9 18.1 17.1 SD 5.34 14.48 6.21 6.72 10.37 9.39 Median 15.0 18.0 19.0 10.0 18.0 16.0 Min, Max 8,23 12,44 8,28 5,22 5,44 5,44 Age at Diagnosis Mean 18.3 31.5 26.4 15.9 24.3 22.7 SD 7.87 19.88 4.28 8.21 13.24 12.23 Median 20.0 25.5 28.0 13.0 27.0 21.0 Min, Max 9,32 14,64 17,30 5,27 5,64 5,64 Assistive Device Walker n (%) 0 2 (33.3) 3 (42.9) 0 5 (25.0) 5 (18.5) Wheelchair n (%) 4 (57.1) 3 (50.0) 1 (14.3) 6 (85.7) 10 (50.0) 14 (51.9) Other n (%) 1 (14.3) 0 1(14.3) 0 1 (5.0) 2 (7.4) None n (%) 2 (28.6) 1 (16.7) 2 (28.6) 1 (14.3) 4 (20.0) 6 (22.2) SD: Standard deviation

Summary of MAD Trial PK Analyses CTI-1601 was quickly absorbed after subcutaneous administration Dose-proportional increases in exposure observed with increasing doses of CTI-1601 Mean half life of CTI-1601 in plasma was approximately 11 hours CTI-1601 appeared to be at or close to steady state exposure after 13 days of dosing 100 mg once daily PK analyses support evaluating once-daily and every-other-day dosing regimens for CTI-1601

Additional Phase 2 Dose Exploration Data

Absolute Increases in Skin FXN Levels Day 14 Skin FXN Levels Dose Visit Absolute Values (pg/µg) Median Mean 25 mg Baseline 3.70 3.38 Day 14 5.53 6.40 Change from Baseline 2.81 3.02 50 mg Baseline 2.12 2.08 Day 14 7.40 7.32 Change from Baseline 5.57 5.24 Dose response in tissue FXN concentrations and increases from baseline after dosing Only participants with quantifiable levels at baseline and day 14 and day 28 are included in the tables. Day 28 Skin FXN Levels Dose Visit Absolute Values (pg/µg) Median Mean 25 mg Baseline 3.70 3.38 Day 28 4.39 4.80 Change from Baseline 2.28 1.41 50 mg Baseline 2.12 2.08 Day 28 5.23 5.24 Change from Baseline 3.14 3.17

Absolute Increases in Buccal FXN Levels Day 14 Buccal FXN Levels Dose Visit Absolute Values (pg/µg) Median Mean 25 mg Baseline 1.78 1.80 Day 14 2.24 2.22 Change from Baseline 0.56 0.42 50 mg Baseline 1.61 1.69 Day 14 2.44 2.38 Change from Baseline 0.72 0.69 Dose response in tissue FXN concentrations and increases from baseline after dosing Only participants with quantifiable levels at baseline and day 14 and day 28 are included in the tables. Day 28 Buccal FXN Levels Dose Visit Absolute Values (pg/µg) Median Mean 25 mg Baseline 1.70 1.65 Day 28 1.73 1.76 Change from Baseline 0.03 0.11 50 mg Baseline 1.76 1.77 Day 28 2.15 2.15 Change from Baseline 0.48 0.38

Nomlabofusp: Predictable Pharmacokinetics Quick absorption after subcutaneous administration 1 2 3 Dose-proportional increases in exposure observed cc Pharmacokinetic profile consistent with Phase 1 studies

Additional Phase 1 and 2 Data Presented at the International Congress for Ataxia Research, November 2024

Nomlabofusp Clinical Studies Included a Broad, Representative Population of Adults with FA

Broad population of adults with FA included in Phase 1 and 2 Studies

Age of onset between 5 - 60 years with a median age of onset of 15 yrs

81% of participants had FXN levels at baseline less than 30% of healthy controls and 37% of participants had less than 20%

Over 50% of participants were non-ambulatory at baseline

*18 subjects participated in more than 1 study
**Quantifiable buccal cell FXN levels relative to the median of healthy controls
***Ambulatory status is based on the gait score (E7=5 vs. <5) of the upright stability subscore of the mFARS

Demographics and Baseline Disease Characteristics from Nomlabofusp Phase 1 and 2 Interventional Studies****

	N*	Median	Mean	Min	Max
Age	61	28.0	31.9	19	69
Age of Onset	61	15.0	15.9	5	60
Age of Diagnosis	61	19.0	21.0	5	64
Shorter GAA (GAA_1)	60	550.0	555.8	99	1000
Longer GAA (GAA_2)	60	900.0	890.2	265	1300
Frataxin, % of Control**	57	24.4	23.9	8.7	61.9
mFARS Score	61	52.0	49.5	13.2	74.5
Upright Stability Score	61	32.0	26.9	7.0	35.0
Dominant hand 9-hole peg test	61	71.0	84.8	26.0	229.2
T25-FW Test Score	51	9.9	13.4	4.3	48.5
Left Ventricular Mass (g)	61	163.4	168.0	73.7	398.8
LVEF %	61	63.0	63.5	52	76
Ambulatory Status***					
No	36				
Yes	25				

****Data presented at the International Congress for Ataxia Research, November 2024

Larimar Therapeutics

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Pooled Data from Completed Phase 1 & 2 Studies Confirms Disease & FXN Relationships are Consistent with Literature Quartile FXN Concentration* (pg/mcg) Age at Symptom Onset** Age at Diagnosis** GAA1** GAA2** Q1 (N=14) < 1.31 10.5 14.5 616.5 899.5 Q2 (N=14) 1.31 - <1.95 13.5 23.0 486.0 866.0 Q3 (N=14) 1.95 - <2.30 16.0 19.0 555.0 871.5 Q4 (N=15) ≥ 2.30 19.0 27.0 400.0 933.0 *Quantifiable buccal cell frataxin levels **Median values Median buccal cell FXN concentration in healthy controls = 8.1 ng/mcg Disease Characteristics by Quartiles Based on Buccal Cell FXN Levels at Baseline Baseline Buccal and Skin Cell FXN Levels Buccal cell FXN levels correlated with age of onset and inversely correlated with the number of GAA repeats and rate of disease progression Buccal cell FXN levels correlated with skin cell FXN levels Data presented at the International Congress for Ataxia Research, November 2024

Modeling/Simulation Predicts* 50mg Daily Can Achieve Skin FXN Levels ≥50% of Healthy Controls in Most Patients Dashed red line – 50% the average skin FXN/protein ratio (8.17 pg/ug) in a non-interventional study in healthy controls (HC) Blue line – median of simulated values across trials Red lines – 10th and 90th percentiles Shaded regions – 95% confidence intervals of the corresponding percentiles (10th, 50th, and 90th). 50 mg nomlabofusp daily was predicted to lead to: A median increase of 5.64 (2.3 – 13.5) pg/µg in FXN levels from baseline Increase in skin FXN levels in 59% of simulated patients with FA to levels ≥50% of average skin FXN levels in HC *PK/PD model was developed with data collected from 3 completed studies in adults with FA. A population of virtual FA patients (n = 100, 100 trials) receiving subcutaneous daily doses of 25, 50, 75, or 100 mg nomlabofusp for 40 days was simulated Data presented at the International Congress for Ataxia Research, November 2024

Non-Interventional Study Data

CLIN-1601-002: Top-line Non-interventional Study Results

Non-interventional study measured FXN in homozygous healthy volunteers



Median Frataxin Concentration (pg/µg)
in Homozygous Healthy Volunteers (n = 60)
16.2
8
Skin cells
Buccal cells
[13.5, 18.6] IQR
[6.2, 9.4] IQR

Most patients with FA only produce ~20-40%[1] of normal frataxin levels depending on the tissue, sampling technique, and assay considered

Lower FXN levels seen with typical onset[2] (5 to 15 years of age)

Higher FXN levels seen with late onset[2] (after 25 years of age)

Heterozygous carriers who show no signs of disease have buccal cell FXN levels of ~50% of unaffected healthy persons[1]

FXN concentrations were measured in skin and buccal cells from 60 homozygous healthy volunteers utilizing the same sampling technique and assay as clinical trials of nomlabofusp; FXN levels measured via detection of peptide derived from mature FXN; FXN concentrations normalized to total cellular protein content in each sample. 1. E.C. Deutsch et al. Molecular Genetics and Metabolism 101 (2010) 238–245. 2. Friedreich's Ataxia Research Alliance

Larimar Therapeutics
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FDA START Pilot Program

Nomlabofusp Selected by FDA for START Pilot Program Highlights FDA commitment to augment formal meetings with more rapid, ad-hoc communications to accelerate program development of rare diseases START Pilot Program Support for Clinical Trials Advancing Rare Disease Therapeutics A new milestone-driven program launched by the FDA in September 2023 Designed to accelerate development of novel therapies intended to address unmet medical needs in rare diseases 7 novel drugs selected 3 products by CDER (nomlabofusp) for rare neurodegenerative conditions 4 products by CBER for cell and gene therapy FDA: Food and Drug Administration; CDER: Center for Drug Evaluation and Research; CBER: Center for Biologics Evaluation and Research; CMC: Chemistry, Manufacturing, and Controls CDER Selection Based On Demonstrated development program readiness (e.g., sponsors who demonstrate the ability to move the program towards a marketing application) Potential to address serious and unmet medical need in a rare neurodegenerative condition Alignment of CMC development timelines with clinical development plans Proposed plan where enhanced communication can improve efficiency of product development

FARA

Strong Relationship with FARA – Joined FARA’s TRACK-FA Neuroimaging Consortium as an Industry Partner National, non-profit organization dedicated to the pursuit of scientific research leading to treatments and a cure for FA FARA provides industry with several key items Assistance with patient recruitment and education Access to Global Patient Registry with demographic and clinical information on more than 1,000 FA patients Sponsored a Patient-Focused Drug Development Meeting in 2017 resulting in a publication titled “The Voice of the Patient” TRACK-FA collects natural history data to establish disease specific neuroimaging biomarkers for potential use in clinical trials. Larimar will have access to all study data for use in regulatory filings, as appropriate